EXHIBIT 99.1

August 25, 2009 2:00 p.m. Pacific Time

Company Press Release

SOURCE: CONTACTS:	Cowlitz Bancorporation Richard J. Fitzpatrick, Chief Executive Officer Gerald L. Brickey, Chief Financial Officer (360) 423-9800

LONGVIEW, Wash., August 25, 2009/PRNewswire/ --

COWLITZ BANCORPORATION RECEIVES NASDAQ NOTICE

Cowlitz Bancorporation (NASDAQ: CWLZ) (the “Company”) today announced that the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) on August 20, 2009 notifying the Company that it is currently not in compliance with Nasdaq Marketplace Rule 5250(c)(1) (the “Listing Rule”) because the Company had not filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (the “Form 10-Q”) in a timely manner.

As previously reported in a Form 12b-25 filed by the Company with the Securities and Exchange Commission on August 14, 2009 with respect to the Form 10-Q, the Company has not completed its financial statements for the quarter ended June 30, 2009. The delay in completing the financial statements is primarily due to accounting personnel having reduced availability due to facilitating and responding to requests related to an ongoing annual regulatory examination and additional time needed to complete an interim goodwill impairment analysis. Review of the financial statements by the independent auditors could not be completed by the initial filing deadline or the extension period for the reasons cited above. The Company is working diligently to finalize its financial statements, and is working with examiners and analyzing potential valuation adjustments that are necessary for the preparation of the financial statements required to be filed as part of the Form 10-Q.

Under Nasdaq rules, the Company now has 60 calendar days, or until October 19, 2009, to submit a plan to Nasdaq to regain compliance with the Listing Rule. If the plan is accepted, Nasdaq can grant the Company an exception of up to 180 calendar days from the Form 10-Q’s due date, or until February 16, 2010, to regain compliance. The Company currently expects to file the Form 10-Q within the next two weeks, anticipates that it will file its plan to regain compliance with the Listing Rule prior to the expiration of the 60-day period, and intends to take all appropriate actions to regain compliance.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by, among other things, the use of forward-looking terms such as “likely,” “typically,” “may,” “intends,” “expects,” “believes,” “anticipates,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “potential,” “hopeful,” or “attempts” or the negative of such terms or other variations on such terms or comparable terminology. By their nature, these statements are subject to risks, uncertainties and other factors, which could cause actual future results to differ materially from those results expressed or implied by such forward-looking statements. Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and, except as required by law, the Company does not intend to update them to reflect changes that occur after that date. For a discussion of factors that may cause actual results to differ from expectations, refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. Any factor described in this press release or in any document referred to in this press release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition. We make forward-looking statements regarding the expected timing of our Form 10-Q filing and submission of a plan to NASDAQ.